                                                                   EXHIBIT 11(A)

                           THE HILLHAVEN CORPORATION
                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                        YEAR ENDED MAY 31,
                                                                    ---------------------------
                                                                     1995      1994      1993
                                                                    -------   -------   -------
FOR PRIMARY EARNINGS PER SHARE
Shares outstanding at beginning of period(1)(2)...................   28,435    22,241    22,145
Shares issued upon exercise of stock options......................       25        49        27
Restricted share awards, net......................................       97        (4)       29
Shares issued upon conversion of debentures.......................       45        29        --
Dilutive effect of outstanding stock options and contingent
  shares..........................................................      223       209       191
Dilutive effect of warrants held by Tenet.........................       --     3,428     2,002
                                                                    -------   -------   -------
Weighted average number of shares and share equivalents
  outstanding(3)..................................................   28,825    25,952    24,394
                                                                    =======   =======   =======
Income before extraordinary charge and cumulative effect of
  accounting change...............................................  $51,859   $59,480   $40,907
Adjustments related to proceeds from exercise of options and
  warrants under the "modified treasury stock" method.............       --        --       591
Preferred stock dividends.........................................   (6,850)   (7,655)   (2,888)
                                                                    -------   -------   -------
Adjusted income...................................................   45,009    51,825    38,610
Extraordinary charge, net of income taxes.........................     (570)   (1,062)     (565)
Cumulative effect of change in accounting for income taxes........       --        --    (1,103)
                                                                    -------   -------   -------
Net income as adjusted............................................  $44,439   $50,763   $36,942
                                                                    =======   =======   =======
Primary earnings per share:
  Income before extraordinary charge and cumulative effect of
     accounting change............................................  $  1.56   $  2.00   $  1.58
  Extraordinary charge............................................     (.02)     (.04)     (.02)
  Cumulative effect of change in accounting for income taxes......                 --      (.05)
                                                                    -------   -------   -------
  Income per share................................................  $  1.54   $  1.96   $  1.51
                                                                    =======   =======   =======

                            (Continued on next page)

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

                                                                   EXHIBIT 11(A)

                           THE HILLHAVEN CORPORATION
          STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS (CONTINUED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                        YEAR ENDED MAY 31,
                                                                    ---------------------------
                                                                     1995      1994      1993
                                                                    -------   -------   -------
FOR FULLY DILUTED EARNINGS PER SHARE
Weighted average number of shares used in primary calculation.....   28,825    25,952    24,394
Additional dilutive effect of stock options and warrants..........       38       116        38
Assumed conversion of convertible debentures......................    7,978     8,258     6,470
                                                                    -------   -------   -------
Fully diluted weighted average number of shares(3)................   36,841    34,326    30,902
                                                                    =======   =======   =======
Income before extraordinary charge and cumulative effect of
  accounting change, adjusted per primary calculation.............  $45,009   $51,825   $38,610
Adjustments for interest expense and related income taxes.........    7,204     6,816     7,056
                                                                    -------   -------   -------
Adjusted income used in fully diluted calculation.................   52,213    58,641    45,666
Extraordinary charge, net of income taxes.........................     (570)   (1,062)     (565)
Cumulative effect of change in accounting for income taxes........       --        --    (1,103)
                                                                    -------   -------   -------
Adjusted income used in fully diluted calculation.................  $51,643   $57,579   $43,998
                                                                    =======   =======   =======
Fully diluted earnings per share:
  Income before extraordinary charge and cumulative effect of
     accounting change............................................  $  1.42   $  1.71   $  1.48
  Extraordinary charge............................................     (.02)     (.03)     (.02)
  Cumulative effect of change in accounting for income taxes......       --        --      (.04)
                                                                    -------   -------   -------
Income per share(4)...............................................  $  1.40   $  1.68   $  1.42
                                                                    =======   =======   =======

---------------
(1) On October 31, 1994, Hillhaven acquired CPS Pharmaceuticals, Inc. and Advanced Infusion Systems, Inc. in a business combination accounted for as a pooling of interests. The Company issued 1,262,062 common shares in connection with the share exchange. All prior year information has been restated to reflect these acquisitions.

(2) Share amounts have been adjusted for the effect of a one-for-five reverse stock split effective November 1, 1993.

(3) All shares in these tables are weighted on the basis of the number of days the shares were outstanding or assumed to be outstanding during each period.

(4) This calculation is submitted for 1993 in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 37 of APB Opinion No.
    15.

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